QORVO, INC.

2012 STOCK INCENTIVE PLAN
Restricted Stock Unit Agreement
(Director Annual/Supplemental RSU)
THIS AGREEMENT (together with Schedule A, attached hereto, the “Agreement”) is made effective as of the Grant Date (as defined in Section 2 below) between QORVO, INC., a Delaware corporation (the “Company”), and _________________, a Director of the Company or an Affiliate (the “Participant”).
RECITALS:
In furtherance of the purposes of the Qorvo, Inc. 2012 Stock Incentive Plan (As Assumed by Qorvo, Inc. and Amended and Restated Effective January 1, 2015) (Formerly, the RF Micro Devices, Inc. 2012 Stock Incentive Plan), as it may be amended (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:
1.Incorporation of Plan. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern, unless the Administrator determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.
2.Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this Section 2:
a.The “Participant” is _______________.
b.The “Grant Date” is ______________.
c.The “Restriction Period” is the period beginning on the Grant Date and ending on such date or dates and occurrence of such conditions as described in Schedule A, which is attached hereto and expressly made a part of this Agreement.
d.The number of shares of Common Stock subject to the award of Restricted Stock Units granted under this Agreement shall be __________ shares (the “Shares”).
3.Grant of Award of Restricted Stock Units. Subject to the terms of this Agreement and the Plan, the Company hereby grants the Participant an award of Restricted Stock Units (the “Award”) for that number of Shares as is set forth in Section 2. The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement. The Company and the Participant further acknowledge that the Company’s signature on the signature page hereof, and the Participant’s signature on the Grant Letter contained in Schedule A, shall constitute their acceptance of all of the terms of this Agreement.
4.Stockholder Rights. The Participant or his or her legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Award and shall not have any dividend rights (except as otherwise provided in Section 3 of Schedule A), voting rights or other rights

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as a stockholder unless and until (and then only to the extent that) the Award has vested and certificates for such Shares have been issued and delivered to him, her or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall have been provided).
5.Vesting and Earning of Award. Subject to the terms of the Plan and this Agreement, the Award shall be deemed vested and earned, and the Shares subject to the Award shall be distributable as provided in Section 7 herein, upon such date or dates, and subject to such conditions, as are described in this Agreement, including Section 2 of Schedule A. Without limiting the effect of the foregoing, the Shares subject to the Award may vest in installments over a period of time, if so provided in Schedule A. The Participant expressly acknowledges that the Award shall vest only upon such terms and conditions as are provided in this Agreement (including but not limited to Schedule A) and otherwise in accordance with the terms of the Plan. Without limiting the effect of the foregoing, the Participant understands and agrees that the Administrator may delay the vesting of the Award (or portion thereof) and the issuance of the underlying Shares in order to comply with Applicable Law or applicable policies of the Company implemented to ensure compliance with such laws (including but not limited to insider trading provisions and the Company's insider trading policy); provided, however, that any such delay in vesting of the Award or issuance of Shares shall not apply to any Shares subject to an effective Rule 10b5-1 trading plan. The Administrator has sole authority to determine whether and to what degree the Award has vested and been earned and is payable and to interpret the terms and conditions of this Agreement and the Plan.
6.Effect of Termination of Service; Forfeiture of Award. Except as may be otherwise provided in the Plan or this Agreement (including but not limited to Schedule A), in the event of the termination of service of the Participant for any reason (whether by the Company or the Participant, and whether voluntary or involuntary) and all or part of the Award has not been earned or vested as of the Participant’s Termination Date pursuant to the terms of this Agreement, then the Award, to the extent not vested as of the Participant’s Termination Date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying that portion of the Award that has not yet been earned and vested. The Participant expressly acknowledges and agrees that the termination of his or her service shall (except as may otherwise be provided in this Agreement or the Plan) result in forfeiture of the Award and the Shares to the extent the Award has not been earned and vested as of his or her Termination Date.
7.Settlement of Award. The Award, if earned in accordance with the terms of this Agreement, shall be payable in whole shares of Common Stock. The total number of Shares that may be acquired upon vesting of the Award (or portion thereof) shall be rounded down to the nearest whole share. A certificate or certificates for the Shares subject to the Award or portion thereof shall be issued in the name of the Participant or his or her beneficiary (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) as soon as practicable after, and only to the extent that, the Award or portion thereof has vested and is distributable. Shares of Common Stock or any other benefit subject to the Award shall, upon vesting of the Award, be issued and distributed to the Participant (or his or her beneficiary) no later than the later of (a) the fifteenth (15th) day of the third month following the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (b) the fifteenth (15th) day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or otherwise in accordance with Code Section 409A.
8.No Right of Continued Service. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the service of the Company or an Affiliate or to interfere in any way with the right of the Company or its stockholders to terminate the Participant’s service at any

Updated August 2015

time. Except as otherwise expressly provided in the Plan and this Agreement (including but not limited to Schedule A), all rights of the Participant under the Plan with respect to the unvested portion of his or her Award shall terminate upon the termination of service of the Participant with the Company or an Affiliate. The grant of the Award does not create any obligation to grant further awards.
9.Nontransferability of Award and Shares. The Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary in accordance with the Plan does not constitute a transfer. The Participant shall not sell, transfer, assign, pledge or otherwise encumber the Shares subject to the Award until such Shares have been issued and delivered to the Participant.
10.Withholding; Tax Consequences.
(a)The Participant acknowledges that the Company shall require the Participant to pay the Company the amount, if any, of any federal, state, local, foreign or other tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Award and delivery of any Shares, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit the Participant to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to the Award, by electing (the “election”) to have the Company withhold shares of Common Stock from the Shares to which the recipient is otherwise entitled. The number of Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.
(b)The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of the Award and/or the acquisition or disposition of the Shares subject to the Award and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
11.Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan, including but not limited to the sole authority to determine whether and to what degree the Award has been earned and vested. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.
12.Superseding Agreement; Successors and Assigns. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Award, any other equity-based awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. Except as may be otherwise provided in the Plan, this

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Agreement does not supersede or amend any existing Change in Control Agreement, Inventions, Confidentiality and Nonsolicitation Agreement, Noncompetition Agreement, Severance Agreement, Employment Agreement or any other similar agreement between the Participant and the Company, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.
13.Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.
14.Amendment; Waiver. Subject to the terms of the Plan and this Agreement, this Agreement may be modified or amended only by the written agreement of the parties hereto. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but not limited to federal securities laws and Code Section 409A). The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.
15.Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal office located in Greensboro, NC, attention Corporate Treasurer, Qorvo, Inc.
16.Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
17.Restrictions on Award and Shares. The Company may impose such restrictions on the Award and any Shares or other benefits underlying the Award as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such Award or Shares. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with all Applicable Law (including but not limited to the requirements of the Securities Act). The Company may cause a restrictive legend to be placed on any certificate for Shares issued pursuant to the Award in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel. The Administrator may delay the right to receive or dispose of shares of Common Stock (or other benefits) upon settlement of the Award at any time if the Administrator determines that allowing issuance of shares of Common Stock (or distribution of other benefits) would violate any federal, state or foreign securities laws or applicable policies of the Company, and the Administrator may provide in its discretion that any time periods to receive shares of Common Stock (or other benefits) subject to the Award are tolled or extended during a period of suspension or delay (subject to any Code Section 409A considerations); provided, however, that any such delay,

Updated August 2015

suspension, tolling or extension shall not apply to any Shares subject to an effective Rule 10b5-1 trading plan.
18.Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
19.Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving this Award, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to the Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under Applicable Law.
[Signature Page to Follow]

Updated August 2015

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company and by the Participant effective as of the Grant Date stated herein.

QORVO, INC.
By: ______________________________________
Robert A. Bruggeworth
President and Chief Executive Officer
Attest:
__________________________________
Jeffrey C. Howland
Secretary

[Signature Page of Participant to Follow on Schedule A/Grant Letter]

Updated August 2015

Qorvo, Inc.
2012 Stock Incentive Plan
Restricted Stock Unit Agreement
(Director Annual/Supplemental RSU)
Schedule A/Grant Letter
1.Grant Terms. Pursuant to the terms and conditions of the Company’s 2012 Stock Incentive Plan, as it may be amended (the “Plan”), and the Restricted Stock Unit Agreement (Director Annual/Supplemental RSU) attached hereto (the “Agreement”), you (the “Participant”) have been granted an award of Restricted Stock Units (the “Award”) for _______________ shares of Common Stock (the “Shares”). Unless otherwise defined herein, capitalized terms in this Schedule A shall have the same definitions as set forth in the Agreement and the Plan.
Granted To:    __________________
Grant Date:    __________________
Number of Shares Subject to Award:    __________________
2.Vesting of Award.
(a)The Award shall be deemed vested with respect to one hundred percent (100%)) of the Shares subject to the Award on the earlier of (i) the first anniversary of the Grant Date or (ii) the day before the Company’s first annual meeting of stockholders occurring after the Grant Date, in each case subject to the continued service of the Participant as a Director of the Company through such vesting date.
(b)    Notwithstanding the provisions of Section 2(a) above, in the event of the Participant’s death or Disability (as defined in the Plan), the Award shall automatically fully vest, effective as of the date of the Participant’s death or the date of Disability as determined by the Administrator, as applicable.

3.    Dividends.    If the Company pays a dividend at any time after the Grant Date, such dividends shall be paid to the Participant in accordance with Section 7 of the Agreement upon and to the extent of the vesting of the underlying shares of Common Stock.

[Signature Page to Follow]

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By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Letter and the Agreement. I understand that the Grant Letter and other provisions of Schedule A herein are incorporated by reference into the Agreement and constitute a part of the Agreement. By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of this Grant Letter and the other provisions of Schedule A contained herein. The Company reserves the right to treat the Award and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Letter within 30 days of receipt.

Signature:                                     Date:

Note: If there are any discrepancies in the name shown above, please make the appropriate corrections on this form and return to Treasury Department, Qorvo, Inc., 7628 Thorndike Road, Greensboro, NC 27409-9421. Please retain a copy of the Agreement, including this Grant Letter, for your files.

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